UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2020

MOLSON COORS BEVERAGE COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number: 001-14829

Delaware	84-0178360
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

P.O. Box 4030, NH353, Golden, Colorado 80401
1555 Notre Dame Street East, Montréal, Quebec, Canada H2L 2R5
(Address of principal executive offices, including zip code)

(303) 927-2337 / (514) 521-1786
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.01	TAP.A	New York Stock Exchange
Class B Common Stock, par value $0.01	TAP	New York Stock Exchange
1.25% Senior Notes due 2024	TAP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders (the “Annual Meeting”) of Molson Coors Beverage Company (the "Company") was held on May 20, 2020 as a virtual meeting online via live audio webcast, at which the following matters were submitted to a vote of the stockholders:

(a)  Votes regarding the election of the persons named below as directors for a one-year term were as follows:

CLASS A DIRECTORS:	For	Withheld	Broker Non-Votes
David S. Coors	5,122,495	32,803	16,244
Peter H. Coors	5,122,545	32,753	16,244
Mary Lynn Ferguson-McHugh	5,154,425	873	16,244
Gavin D.K. Hattersley	5,154,425	873	16,244
Andrew T. Molson	5,117,395	37,903	16,244
Geoffrey E. Molson	5,117,283	38,015	16,244
Iain J.G. Napier	5,154,173	1,125	16,244
Nessa O’Sullivan	5,154,515	783	16,244
Douglas D. Tough	5,154,537	761	16,244
Louis Vachon	5,154,737	561	16,244
James “Sandy” A. Winnefeld, Jr.	5,154,687	611	16,244

CLASS B DIRECTORS:	For	Withheld	Broker Non-Votes
Roger G. Eaton	172,394,597	7,682,073	0
Charles M. Herington	171,288,372	8,788,298	0
H. Sanford Riley	135,071,699	45,004,971	0

In addition, as a result of their election to the Company’s Board of Directors (the “Board”) at the Annual Meeting, the Board appointed Nessa O’Sullivan and James “Sandy” A. Winnefeld, Jr. to serve on the Audit Committee of the Board.

(b) Votes of the Company’s Class A and Class B Common Stock, together as a single class, regarding the approval, on an advisory basis, of the compensation of the Company’s named executive officers were as follows:

For	Against	Abstain	Broker Non-Votes
177,142,340	7,748,807	340,821	16,244

(c)  Votes of the Company's Class A Common Stock regarding the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 were as follows:

For	Against	Abstain	Broker Non-Votes
5,170,758	324	460	N/A

Item 8.01.  Other Events.

On May 21, 2020, the Board determined that it will suspend its regular quarterly dividends on its Class A and Class B common shares otherwise payable in the 2020 fiscal year.  In addition, Molson Coors Canada Inc. also determined on May 21, 2020 that it will suspend its regular quarterly dividends on its Class A and Class B exchangeable shares payable in the 2020 fiscal year.

The Board’s decision to suspend the dividend follows a number of other steps the Company has taken in recent weeks with the aim of protecting and bolstering the Company’s liquidity position in response to the global economic uncertainty created by the Coronavirus pandemic.  Those steps include: (i) reducing planned 2020 capital expenditures by approximately $200 million; (ii) reducing discretionary spending, limiting new hiring and decreasing marketing spend corresponding to the current environment; (iii) furloughing certain employees in the company’s Europe business and North America hospitality businesses; (iv) shifting marketing investments to focus on key media platforms that the Company’s consumers are at and eliminating spend that the Company believes will not deliver value in the current environment; (v) using savings from the revitalization plan it announced in October 2019 aiming to protect the Company’s liquidity position; (vi) prudently utilizing the Company’s $1.5 billion credit facility as necessary; and (vii) actively evaluating various European government liquidity programs potentially available to the Company and its subsidiaries.

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the U.S. federal securities laws.  Generally, the words “believe,” "aims," “expect,” “intend,” “anticipate,” “project,” “will,” “outlook,” “desire,” and similar expressions identify forward-looking statements, which generally are not historic in nature.  Statements that refer to projections of our future financial performance, our anticipated growth, cost savings and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements, and include, but are not limited to expectations regarding the impacts of the coronavirus pandemic on our business, future dividends, cost reduction strategies, including our revitalization plan announced in 2019, expectations for funding future capital expenditures and operations, debt service capabilities, timing and amounts of debt and leverage levels, and the sufficiency of capital resources. Although the Company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s historical experience, and present projections and expectations are disclosed in the Company’s filings with the Securities and Exchange Commission (“SEC”). These factors include, among others, the impact of the coronavirus pandemic, the impact of increased competition resulting from further consolidation of brewers, competitive pricing and product pressures; health of the beer industry and our brands in our markets; economic conditions in our markets; additional impairment charges; our ability to maintain manufacturer/distribution agreements; changes in our supply chain system; availability or increase in the cost of packaging materials; success of our joint ventures; risks relating to operations in developing and emerging markets; changes in legal and regulatory requirements, including the regulation of distribution systems; fluctuations in foreign currency exchange rates; increase in the cost of commodities used in the business; the impact of climate change and the availability and quality of water; loss or closure of a major brewery or other key facility; our ability to implement our strategic initiatives, including executing and realizing cost savings; pension plan and other post-retirement benefit costs; failure to comply with debt covenants or deterioration in our credit rating; our ability to maintain good labor relations; our ability to maintain brand image, reputation and product quality; and other risks discussed in our filings with the SEC, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.  All forward-looking statements in this Current Report on Form 8-K are expressly qualified by such cautionary statements and by reference to the underlying assumptions. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BEVERAGE COMPANY

Date:	May 22, 2020	By:	/s/ E. Lee Reichert
E. Lee Reichert
Chief Legal & Government Affairs Officer and Secretary

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